                                                                   EXHIBIT 3.i.1




                            ARTICLES OF INCORPORATION

                                       OF

                          THE COLONEL'S HOLDINGS, INC.


         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:


                                    ARTICLE I
                                    ---------
                                      NAME

           The name of the corporation is The Colonel's Holdings, Inc.

                                   ARTICLE II
                                   ----------
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the State of Michigan is 620 South Platt road, Milan, Michigan 48160. The name of its registered agent at such address is Jeffrey A. Chimovitz.


                                   ARTICLE III
                                   -----------
                                    PURPOSES

         The nature of the business of purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Michigan.


                                   ARTICLE IV
                                   ----------
                                  CAPITAL STOCK

         The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares of Common Stock, each with a par value of

$0.01, and 5,000,000 shares of Preferred Stock, each with a par value of $0.01. Preferred Shares may be issued in series, each series being composed of such number of shares and having such dividend, liquidation, voting, conversion, redemption and other rights, if any, as the Board of Directors may determine from time to time by resolution.

                                    ARTICLE V
                                   -----------
                                  INCORPORATOR

         The name and mailing address of the incorporator is Jeffrey A. Chimovitz, 620 South Platt Road, Milan, Michigan 48160.


                                   ARTICLE VI
                                   ----------
                                    DURATION

         The corporation is to have perpetual existence.


                                   ARTICLE VII
                                   -----------
              BOARD OF DIRECTORS; NUMBER; CLASSIFICATION; VACANCIES

         (a) The number of directors constituting the entire Board shall be not less than five (5) nor more than fifteen (15) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Each director shall be the record owner of one or more shares of Common Stock of the Corporation.

         (b) The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of shareholders in June, 1995, or the adjournment thereof, directors of the first class shall be elected to hold office for a term expiring at the second annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         (c) Any vacancies in the Board of Directors for any reason, and any directorships resulting form any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, if the holders of any other shareholders, vacancies of that class or series may be filled only by majority vote of the directors elected by that class or series then in office, whether or not a quorum, or by the holders of that class or series.


                                  ARTICLE VIII
                                  ------------
                                 BOARD AUTHORITY

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            To make, alter or repeal the Bylaws of the Corporation.

            To adopt resolutions to issue shares of Preferred Stock, in such amounts and series, and with such dividend, liquidation, voting, conversion, redemption and other rights as shall be set forth in the resolution, and to execute, acknowledge, and file a certificate setting forth a copy of such resolution(s) and the number of shares of stock of such class or series as to which the resolution(s) apply, pursuant to Michigan law. Upon filings, the certificate shall constitute an amendment to these Articles of Incorporation.

            To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

            To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By a majority vote of the Board, to designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or n the Bylaws of the Corporation, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or distribution or to authorize the issuance of stock.

         When and as authorized by the shareholders in accordance with law, to sell, lease ore exchange, all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock, in and/or securities of, any other corporation or corporations, as its Board of Directors shall deem expedient or for the best interest of the corporation.


                                   ARTICLE IX
                                   ----------
         ELECTION OF DIRECTORS; LOCATION OF MEETINGS; BOOKS AND OFFICERS

         Elections of the directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. If the Bylaws so provide, the shareholders and directors shall have power to hold meetings, to keep the books, documents and papers of the Corporation outside the State of Michigan, and to have one ore more offices within or without the State of Michigan, at such places as may be from time to time designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of Michigan. Notwithstanding the foregoing, neither the directors nor the shareholders shall have the power to keep the original and duplicate stock ledger outside the State of Michigan.

                                    ARTICLE X
                                    ---------
                                     REMOVAL

         One or more directors may be removed by the shareholders, with or without cause. Notwithstanding the foregoing if the holders of any class or series of Preferred Stock are entitled to elect one or more directors to the exclusion of the other shareholders, the directors elected by that class or series may be removed only by the holders of that class or series.


                                   ARTICLE XI
                                   ----------
                              CREDITOR ARRANGEMENTS

         When a compromise or plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholder or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation may order a meeting of the creditors of class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

                                   ARTICLE XII
                                   -----------
                     AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the statutes of Michigan, and all rights and powers conferred on directors and shareholders prescribed herein are subject to this reservation; provided, however, that this Article XII, as well as the following provisions of these Articles of Incorporation, may not be amended, altered, changed or repealed, nor may any provision inconsistent with the following provisions be adopted, without the approval of at least 66 2/3 percent of the total voting power of all shares of stock entitled to vote, voting together as a single class at any annual or special meeting of shareholder: (I) Article IX, relating to the election of directors, (ii) Article X, relating to the removal of directors, (iii) Article XIII, relating to the power of shareholders to alter the Corporation's Bylaws, and (iv) Article XIV, relating to the right of the right of shareholders to call a special shareholder meeting without approval of the Board of Directors.

                                  ARTICLE XIII
                                  ------------
                               AMENDMENT OF BYLAWS

         The Bylaws of the Corporation may be replaced, altered, amended or rescinded at any time by the Board of Directors without shareholder approval. The Bylaws of the Corporation may not be amended by the shareholders of the Corporation except upon the affirmative vote of at least 66 2/3 percent of the total voting power of all shares of stock entitled to vote in the election of directors, voting together as a single class at any annual special meeting of shareholders.

                                   ARTICLE XIV
                                   -----------
                           SPECIAL SHAREHOLDER MEETING

         Special Shareholder meetings may be called by the Board of Directors or a committee of the Board authorized to call special shareholder meetings. The shareholders of the Corporation shall not have the power or ability to call a special shareholder meeting, except as provided in the Bylaws or under the Michigan Business Corporation Act.

                                   ARTICLE XV
                                   ----------
                      SHAREHOLDER ACTION WITHOUT A MEETING

         Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without notice, and without a vote, provided that (I) written consent setting forth the action taken are signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) the Board of Directors ratifies the action to be taken in advance.

                                   ARTICLE XVI
                                   -----------
               OPTION OUT OF MICHIGAN BUSINESS COMBINATION STATUTE

The Corporation shall not be governed by Section 780 of the Michigan Business Corporation Act.

                                  ARTICLE XVII
                                  ------------
                             OPTION OUT OF MICHIGAN
                        CONTROL SHARE ACQUISITION STATUTE

The Corporation shall not be governed by Sections 790 through 799 of the Michigan Business Corporation Act.

                                  ARTICLE XVIII
                                  -------------
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify any director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director of is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnerships, joint venture, trust or other enterprise, to the fullest extent permitted by the Michigan Business Corporation Act in the absence of rights granted under Articles of Incorporation, Bylaws, or a contractual agreement. The Corporation may further indemnify directors, and may indemnify persons who are not directors, as authorized by Bylaws, resolution of the Board of Directors, or contractual agreement authorized by the Board of Directors. Changes in these Articles or in the Bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change.

                                   ARTICLE XIX
                                   -----------
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except that a director's liability is not limited for:

         (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

         (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

         (3) a violation of Section 551(1) of the Michigan Business Corporation Act, which section relates to the making of unauthorized dividends, distributions, or loans; or

         (4) a transaction from which the director derived an improper personal benefit.

         If the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not personally liable as set fort in the preceding paragraph) shall, to the fullest extent permitted by the Michigan Business Corporation Act, as so amended, not be liable to the Corporation or its shareholder. No amendment to or modification or repeal of this Article shall increase the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

         This Article applies only to acts or omissions and to breaches of fiduciary duty occurring after this Article became effective.

                                   ARTICLE XX
                                   ----------
                           DENIAL OF PREEMPTIVE RIGHTS

         The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock the Corporation whether now or hereafter authorized.

         The undersigned incorporator, for the purpose of forming a corporation pursuant to the Michigan Business Corporation Act, has executed these Articles of Incorporation this 29th day of September 1995.


                                           s/Jeffrey A. Chimovitz
                                            ---------------------
                                           Jeffrey A. Chimovitz, Incorporator